EXHIBIT 99.1

STRATA Skin Sciences Reports Record Fourth Quarter 2021 Revenue

Horsham, Pa, March 21, 2022 —STRATA Skin Sciences, Inc. (NASDAQ: SSKN), a medical technology company dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions, today announced financial results for the fourth quarter and full year ended December 31, 2021.

Recent Highlights
•	Revenue in the fourth quarter of 2021 was a record $9.1 million, an increase of 35% over the fourth quarter of 2020
-	Global recurring revenue was $6.7 million, a 32% increase over the fourth quarter of 2020
-	Gross domestic recurring billings were $6.1 million, a 14% increase over the fourth quarter 2020 (See Reconciliation of Non-GAAP measures below)
•	Revenue for the full year 2021 was $30.0 million, a 30% increase over the full year 2020
-	Global recurring revenue was $22.5 million, a 29% increase over the full year 2020
-	Gross domestic recurring billings were $22.1 million, a 31% increase over the full year 2020 (See Reconciliation of Non-GAAP measures below)
•	Cash, cash equivalents and restricted cash at December 31, 2021 were $12.6 million
•	Domestic installed base increased to 890 XTRAC devices at December 31, 2021
•	Entered the estimated $5.5 billion acne treatment market through the acquisition of Theraclear® from Theravant Corporation
•	Launched XTRAC Momentum™ 1.0 and announced first installation in the U.S in January 2022
•	Signed a distribution agreement enabling the Company to supply its XTRAC® excimer lasers in Israel
•	Appointed Patricia S. Walker to Board of Directors

“2021 was a pivotal year for STRATA Skin Sciences, largely due to improved commercial execution by our salesforce, as well as our commitment to increased direct-to-consumer and direct-to-dermatologist marketing for our XTRAC platform. We also expanded our opportunity through the acquisition of the U.S. dermatology business of a competitive platform, engaged new global markets and fortified our team with highly experienced industry leaders,” said Bob Moccia, Chief Executive Officer of STRATA Skin Sciences.

“Earlier this year, we completed an acquisition of the acne treatment device assets from Theravant Corporation, allowing us to enter the $5.5 billion acne care market. These devices fit well within our current portfolio, and we anticipate commercial launch later this year,” added Moccia. “We’ve entered 2022 with a significant number of catalysts and are confident that our unique laser-based treatments will enable us to expand our share in the chronic skin disease market.”

Fourth Quarter 2021 Financial Results
Revenues for the fourth quarter of 2021 were $9.1 million, as compared to revenues of $6.7 million for the fourth quarter of 2020. Global recurring revenues for the fourth quarter of 2021 were $6.7 million, as compared to global recurring revenues of $5.1 million for the fourth quarter of 2020. Equipment revenues were $2.4 million for the fourth quarter of 2021, as compared to $1.6 million for the fourth quarter of 2020.

Gross profit for the fourth quarter of 2021 was $6.0 million, or 66% of revenues, as compared to $4.5 million, or 68% of revenues, for the fourth quarter of 2020. Gross profit on recurring revenues for the fourth quarter of 2021 was $4.9 million, or 74% of revenues, as compared to $3.8 million, or 74% of revenues, for the fourth quarter of 2020.

Selling and marketing costs for the fourth quarter of 2021 were $3.7 million, as compared to $2.6 million for the fourth quarter of 2020. General and administrative costs for the fourth quarter of 2021 were $2.6 million, as compared to $2.0 million for the fourth quarter of 2020.

Other expense for the fourth quarter of 2021 was $0.2 million, compared to $0.02 million for the fourth quarter of 2020.

Net loss for fourth quarter 2021 was $0.8 million, or a loss of $0.02 per basic and diluted common share, as compared to the net loss for the fourth quarter of 2020 of $0.4 million, or a net loss of $0.01 per basic and diluted common share.

Full Year 2021 Financial Results
Revenues for the full year 2021 were $30.0 million, as compared to revenues of $23.1 million for the full year 2020. Global recurring revenues for the full year 2021 were $22.5 million, as compared to global recurring revenues of $17.4 million for the full year 2020. Equipment revenues were $7.4 million for the full year 2021, as compared to $5.7 million for the full year 2020.

Gross profit for the full year 2021 was $19.9 million, or 66% of revenues, as compared to $14.1 million, or 61% of revenues, for the full year 2020. Gross profit on recurring revenues for the full year 2021 was $16.1 million, or 72% of revenues, as compared to $11.6 million, or 67% of revenues, for the full year 2020.

Selling and marketing costs for the full year 2021 were $13.1 million, as compared to $9.0 million for the full year 2020. General and administrative costs for the full year 2021 were $9.7 million, as compared to $7.9 million for the full year 2020.

Other gains for the full year 2021 was $1.7 million compared to $0.06 million in expenses for the full year 2020.

Net loss for full year 2021 was $2.7 million, or a loss of $0.08 per basic and diluted common share, as compared to the net loss for the full year 2020 of $4.4 million, or a net loss of $0.13 per basic and diluted common share.

Financial Outlook
Despite Omicron headwinds and insurance resets for the new year in Q1 2022, STRATA projects 2022 full year revenue to be between $33.0 million and $35.0 million, representing strong double digit growth.

Webcast and Conference Call Information
STRATA management will host a conference call today, beginning at 4:30 p.m. Eastern. The conference call will be concurrently webcast. The link to the webcast is available on the Company website www.strataskinsciences.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial 1-877-451-6152 (US/Canada), 1-201-389-0879 (International), and use the conference ID number 13727130.

Reconciliation of Non-GAAP Measures
To supplement the Company’s consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company provides certain non-GAAP measures of financial performance, including non-GAAP adjusted EBITDA and Gross Domestic Recurring Billings.

The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but is not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation of the GAAP measures of net loss to non-GAAP measures included in this press release is as follows (in thousands) (unaudited):

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(849)	$(443)	$(2,706)	$(4,412)

Adjustments:
Depreciation and amortization	1,047	792	3,736	3,585
Amortization of right-of-use asset	89	84	350	326
Loss on disposal of property and equipment	67	24	140	24
Income taxes	22	68	34	275
Gain on forgiveness of debt	(1)	-	(2,029)	-
Interest expense, net	206	23	299	61
Non-GAAP EBITDA	581	548	(176)	(141)

Stock-based compensation expense	80	390	1,643	1,633
Non-GAAP adjusted EBITDA	$661	$938	$1,467	$1,492

Gross Domestic Recurring Billings
Gross domestic recurring billings represent the amount invoiced to partner clinics when treatment codes are sold to the physician. It does not include normal GAAP adjustments which are deferred revenue from prior quarters recorded as revenue in the current quarter, the deferral of revenue from the current quarter recorded as revenue in future quarters, adjustments for co-pay and other discounts. This excludes international recurring revenues.

The following is a reconciliation of non-GAAP gross domestic billings to domestic recorded revenue for the fourth quarter and year ended 2021 and 2020 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Gross domestic recurring billings	$6,148	$5,400	$22,071	$16,903
Co-Pay adjustments	(58)	(70)	(600)	(484)
Other discounts	(38)	(20)	(154)	(48)
Deferred revenue from prior quarters	2,107	1,390	1,765	2,242
Deferral of revenue to future quarters	(1,867)	(1,765)	(1,867)	(1,765)
GAAP Recorded domestic revenue	$6,292	$4,935	$21,215	$16,848

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company in dermatology dedicated to developing, commercializing and marketing innovative products for the in-office treatment of dermatologic conditions. Its products include the XTRAC®, XTRAC Momentum™ 1.0 and Pharos® excimer lasers, VTRAC® lamp systems, and TheraClear® treatment systems utilized in the treatment of psoriasis, vitiligo, acne and various other skin conditions.

The Company’s proprietary XTRAC®, XTRAC Momentum™ 1.0 and recently acquired Pharos excimer lasers deliver a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases which impact over 31 million patients in the United States alone. Additionally, STRATA’s recently acquired assets related to Theravant Corporation’s TheraClear system allows the company the expand into the estimated $5.5 billion U.S. acne care market.

STRATA’s unique business model in the U.S. leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to launch and sell an acne treatment device and to integrate that device into its product offerings, the Company’s ability to develop, launch and sell products recently acquired or to be developed in the future, the Company’s ability to develop social media marketing campaigns, direct to dermatologist marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions or supply chain interruptions resulting from the coronavirus and political factors or conditions affecting the Company and the medical device industry in general, future responses to and effects of COVID-19 pandemic and its variants including the distribution and effectiveness of the COVID-19 vaccines, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contact
Jack Droogan
(203) 585-4140
ir@strataskin.com

STRATA Skin Sciences, Inc. and Subsidiary
Consolidated Balance Sheets
(in thousands except share and per share data)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$12,586	$10,604
Restricted cash	—	7,508
Accounts receivable, net of allowance for doubtful accounts of $275 and $274 at December 31, 2021 and 2020, respectively	3,433	2,944
Inventories	3,489	3,444
Prepaid expenses and other current assets	462	331
Total current assets	19,970	24,831
Property and equipment, net	6,883	5,529
Operating lease right-of-use assets	638	988
Intangible assets, net	10,083	6,345
Goodwill	8,803	8,803
Other assets	216	282
Total assets	$46,593	$46,778

Liabilities and Stockholders’ Equity
Current liabilities:
Note payable	$—	$7,275
Current portion of long-term debt	—	1,478
Accounts payable	2,822	2,764
Accrued expenses and other current liabilities	6,377	4,690
Deferred revenues	3,285	2,262
Current portion of operating lease liabilities	318	369
Total current liabilities	12,802	18,838
Long-term debt, net of current portion	7,319	1,050
Deferred revenues and other liabilities	400	34
Deferred tax liability	266	254
Operating lease liability, net of current portion	392	710
Total liabilities	21,179	20,886
Commitments and contingencies
Stockholders’ equity:
Series C convertible preferred stock, $0.10 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized; 34,364,679 and 33,801,045 shares issued and outstanding at December 31, 2021 and 2020, respectively	34	34
Additional paid-in capital	247,059	244,831
Accumulated deficit	(221,679)	(218,973)
Total stockholders’ equity	25,414	25,892
Total liabilities and stockholders’ equity	$46,593	$46,778

STRATA Skin Sciences, Inc. and Subsidiary
Consolidated Statements of Operations
(in thousands except share and per share data)

	Year Ended December 31,
	2021	2020
Revenues, net	$29,977	$23,090
Cost of revenues	10,127	8,956
Gross profit	19,850	14,134
Operating expenses:
Engineering and product development	1,434	1,274
Selling and marketing	13,106	9,038
General and administrative	9,712	7,898
	24,252	18,210
Loss from operations	(4,402)	(4,076)
Other income (expense):
Interest expense	(314)	(211)
Interest income	15	150
Gain on forgiveness of debt	2,029	—
	1,730	(61)
Loss before income tax expense	(2,672)	(4,137)
Income tax expense	(34)	(275)
Net loss	$(2,706)	$(4,412)
Net loss attributable to common shares	$(2,706)	$(4,394)
Net loss attributable to Preferred Series C shares	$—	$(18)
Net loss per share of common stock, basic and diluted	$(0.08)	$(0.13)
Weighted average shares of common stock outstanding, basic and diluted	34,050,274	33,609,922
Net loss per share of Preferred Series C stock, basic and diluted	$—	$(48.59)
Weighted average shares of Preferred Series C stock outstanding, basic and diluted	—	368

STRATA Skin Sciences, Inc. and Subsidiary
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(2,706)	$(4,412)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,736	3,585
Amortization of right-of-use assets	350	326
Amortization of deferred financing costs and debt discount	37	—
Provision for doubtful accounts	1	90
Stock-based compensation	1,643	1,633
Loss on disposal of property and equipment	140	24
Gain on forgiveness of debt	(2,029)	—
Deferred taxes	12	254
Changes in operating assets and liabilities:
Accounts receivable	(490)	1,352
Inventories	(45)	(417)
Prepaid expenses and other assets	(65)	247
Accounts payable	58	884
Accrued expenses and other liabilities	1,679	(588)
Deferred revenues	(444)	(570)
Operating lease liabilities	(369)	(312)
Net cash provided by operating activities	1,508	2,096
Cash flows from investing activities:
Cash paid in connection with asset acquisition	(3,473)	—
Purchase of property and equipment	(3,653)	(2,159)
Net cash used in investing activities	(7,126)	(2,159)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	18
Proceeds from long-term debt	8,000	2,528
Payment of deferred financing costs	(133)	—
Repayment of note payable	(7,275)	—
Repayment of long-term debt	(500)	—
Net cash provided by financing activities	92	2,546
Net (decrease) increase in cash, cash equivalents and restricted cash	(5,526)	2,483
Cash, cash equivalents and restricted cash at beginning of year	18,112	15,629
Cash, cash equivalents and restricted cash at end of year	$12,586	$18,112
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$222	$211
Supplemental schedule of non-cash investing and financing activities:
Issuance of common stock warrants in connection with Senior Term Facility	$585	$—
Assumed deferred revenues in connection with asset acquisition	$1,841	$—